Execution Version
AMENDMENT NO. 2 TO REVOLVING CREDIT AND GUARANTY AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”), dated as of May 7, 2026, by and among HIMS & HERS HEALTH, INC., a Delaware corporation (the “Borrower”), and each existing Lender party hereto, which constitute at least the Required Lenders under the Existing Credit Agreement (as defined below) (such Lenders party hereto, collectively referred to herein as the “Consenting Lenders” and each a “Consenting Lender”) amends that certain Credit Agreement, dated as of February 18, 2025 (as amended by that certain Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated as of June 25, 2025 and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among, the Borrower, the Subsidiary Borrowers and the Guarantors from time to time party thereto, the Lenders and Issuing Banks party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent.
W I T N E S S E T H

WHEREAS, pursuant to Section 10.2 of the Existing Credit Agreement, the Borrower and each of the Consenting Lenders have agreed to amend the Existing Credit Agreement, subject to the terms and conditions set forth herein, as of the Amendment No.2 Effective Date (as defined below).
NOW, THEREFORE, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments. Effective as of the Amendment No. 2 Effective Date, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto.
3.    Conditions Precedent. This Amendment, including the amendments set forth in Section 2 hereof, shall not become effective until the date (the “Amendment No. 2 Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Consenting Lenders and the Administrative Agent.
6.    Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Existing Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Existing Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
7.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement.
8.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
10.    Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.9 and 10.10 of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

HIMS & HERS HEALTH, INC.,
as the Borrower

By:     /s/ Oluyemi Okupe
Name: Oluyemi Okupe
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Consenting Lender
By: /s/ Helen D. Davis
Name: Helen D. Davis
Title: Executive Director

Exhibit A

Amendments to Existing Credit Agreement

[attached]

(6)securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s,
(7)money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above;
(8)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; ~~and~~
(9)additional Cash Equivalents to the extent approved by the Parent Borrower’s written investment policy to the extent such policy has been approved by the Administrative Agent; and
(10)investments made in accordance with the investment policy adopted by the Borrower’s board of directors (or committee thereof) as in effect on the date hereof, a copy of which has been furnished to the Administrative Agent, and as the same may be amended supplemented, or otherwise modified from time to time after the date hereof (notice of any such amendment, supplement or modification shall be promptly provided to the Administrative Agent, who shall post a copy thereof to the Lenders), with the consent of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
“Cash Management Services” means (a) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to Parent Borrower or any of its Subsidiaries and (b) commercial credit card and purchasing card services provided to Parent Borrower or any of its Subsidiaries.
“Cash Management Services Agreement” means any agreement with respect to the provision of Cash Management Services to Parent Borrower or any of its Subsidiaries.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central